SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 1, 2001
____________________________________
Date of Report (Date of earliest event reported)

PepsiCo, Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

North Carolina
__________________________________
(State or other jurisdiction of incorporation)

1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

_____________________________________
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (914) 253-2000

Item 5.	Other Information
The information in Exhibit 99.1 is incorporated herein by reference.
“Forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, are made in this document. These forward-looking statements are based on currently available competitive, financial and economic data and our operating plans and are subject to risks, uncertainties and assumptions. As a result, the forward-looking events discussed in this document and the exhibit hereto could turn out to be significantly different from expectations or may not occur.
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits
99.1	Press Release issued by PepsiCo, Inc., dated May 1, 2001.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2001	PepsiCo, Inc.

By:	/S/ ROBERT F. SHARPE, JR.
Robert F. Sharpe, Jr.
Senior Vice President,
General Counsel
and Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description	Page
99.1	Press Release issued by PepsiCo, Inc., dated May 1, 2001.	5

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